UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2011

TOWER FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	000-25287	35-2051170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 East Berry Street, Fort Wayne, Indiana 46802
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (260) 427-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers..

(c)
On May 19, 2011, Wendell L. Bontrager was promoted to Executive Vice President of Tower Financial Corporation (The “Company”).  Mr. Bontrager will continue to serve as Chief Lending Officer and Executive Vice President for Tower Bank and Trust Company (The “Bank”), a wholly-owned subsidiary of the Company.  Mr. Bontrager joined the Bank in July 1999 as a Private Banking relationship manager and has served as Chief Lending Officer of the Bank since May of 2008.   Mr. Bontrager will receive a base salary of $155,000 in connection with his employment and will be entitled to bonus compensation as provided in the Bank’s Officer Profit Sharing Program.

Item 5.07  Submission of Matters to a Vote of Security Holders.

(a)	The annual meeting of the shareholders of the Company was held on May 19, 2011.

(b)	The following directors were elected at the meeting to serve until the annual meeting of the shareholders in the year 2014:

	Votes For	Votes Withheld
Keith E. Busse	1,852,609	535,297
Michael D. Cahill	1,854,909	532,997
Kim T. Stacey	1,959,847	428,059
Irene A. Walters	1,805,525	582,381

In addition, the following directors continue in office until the annual meeting of the shareholders in the year indicated:

Kathyn D. Callen	2012	Scott A. Glaze	2013
Jerome F. Henry, Jr.	2012	William G. Neizer	2013
Debra A. Neizer	2012	Robert N. Taylor	2013
Joseph D. Ruffolo	2012	John V. Tippmann, Sr.	2013
		Ronald W. Turpin	2013

(c)	Other matters voted upon and the results of the voting were as follows:

The shareholders voted 3,235,984 in the affirmative and 24,540 in the negative, with 177,830 abstentions, to ratify the appointment of Crowe Horwath LLP as auditors of the Company for 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 24, 2011

TOWER FINANCIAL CORPORATION

By:	/s/ Michael D. Cahill
Michael D. Cahill, Chief Executive Officer